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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                       Form 8-A



                   For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                            Securities Exchange Act of 1934


                             United Natural Foods, Inc.
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                (Exact name of registrant as specified in its charter)



Delaware                                          05-0376157
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(State of incorporation                           (IRS Employer
or organization)                                  Identification No.)


                   260 Lake Road, Dayville, Connecticut 06241
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         (Address of principal executive offices)             (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

                                     [  ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A.(c)(2), please check the following box.


                                    [   ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                     None


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                         Common Stock, par value $.01
                         ----------------------------
                               (Title of class)

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Item 1:  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

     The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on (the "Registration Statement on Form S-1") (File No. 333-11349) is incorporated herein by reference.


Item 2:  Exhibits.
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     The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1.

     2. Amended and Restated Certificate of Incorporation of the Registrant (to be filed with the Secretary of State of Delaware upon consummation of this offering) incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1.

     3. By-laws of the Registrant, incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1.

     4. Amended and Restated Bylaws of the Registrant (to be effective upon the closing of this offering), incorporated by reference to Exhibit
          3.4 to the Company's Registration Statement on Form S-1.


                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       UNITED NATURAL FOODS, INC.

                                       By:   /s/Steven H. Townsend
                                            -----------------------------------
                                            Steven H. Townsend
                                            Chief Financial Officer

Date: October 11, 1996